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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of American Airlines, Inc. for the registration of $180,457,000 7.25% Class A Secured Notes due 2009, and to the incorporation by reference therein of our reports dated February 16, 2004, with respect to the consolidated financial statements and schedule of American Airlines, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                 /s/Ernst & Young LLP

Dallas, Texas
August 23, 2004